Exhibit 99.1

EagleNXT Acquires $10M stake in Israel’s ThirdEye Systems Ltd. and Launches US Joint Venture for Counter Drone Systems

Joint Venture to produce Counter-drone Systems in EagleNXT’s Global Headquarters in Allen, Texas

ALLEN, Texas, April 14, 2026 – AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) (NYSE: UAVS), a leading provider of full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today announced a key move aligned with its comprehensive growth strategy – a $10.0 million strategic investment in ThirdEye Systems Ltd., an Israeli developer of advanced counter-drone systems (“ThirdEye Systems”), and the establishment of a joint venture with ThirdEye Systems called ThirdEye USA, LLC (the “ThirdEye USA”).

The new U.S.-based entity will provide a line of counter-drone products and systems to the U.S. and Canadian markets, and will operate out of EagleNXT’s headquarters in Allen, Texas. EagleNXT will own 51.0% of ThirdEye USA and ThirdEye Systems will own the remaining 49.0%. Under the terms of the joint venture agreement, EagleNXT is entitled to appoint three of the five managers of ThirdEye USA.

ThirdEye Systems specializes in electro-optical recognition and AI-powered counter-drone systems and has a proven track record of successful field deployments of its optical detection and identification systems for use in fixed installations, armored and unarmored tactical vehicles, and drone-mounted solutions. Its product portfolio includes the Argus Shield, Meduza X, Chimera UL, vEYE, fEYE, and Tesseract.

“ThirdEye Systems has developed world-class, high performance optical recognition and counter-drone capabilities that complement our expanding portfolio of UAS solutions,” said Bill Irby, EagleNXT’s CEO. “With the establishment of the ThirdEye USA joint venture in our Allen, Texas facility, we are strengthening our position in the defense and security markets while delivering American-produced, localized solutions that align with U.S. acquisition and export requirements.”

This partnership combines EagleNXT’s expertise in unmanned aerial systems (“UAS”), multispectral and thermal sensors, and extensive deployment experience across defense and public safety sectors with ThirdEye Systems’ proprietary AI-driven electro-optical algorithms and proven counter-UAS solutions. The collaboration is expected to accelerate the development and delivery of integrated, high-performance solutions for counter-UAS capability, situational awareness, target acquisition, and advanced aerial intelligence applications, delivering passive, stealthy, and real-time detection capabilities that meet the demanding requirements of U.S. and other customers.

The joint venture will leverage EagleNXT’s existing manufacturing, integration, testing, and support infrastructure in the United States to localize domestic production, speed up go-to-market efforts, and help ensure full compliance with U.S. requirements. The Company anticipates that ThirdEye USA will be operational by May 2026.

This strategic move is part of EagleNXT’s continued expansion from its legacy businesses into high-growth defense and public safety verticals, building on the Company’s proven track record of delivering reliable aerial intelligence solutions trusted by customers worldwide.

“Our joint venture with ThirdEye Systems, along with our recent strategic investment in Aerodrome Group Ltd. further strengthens our offering by adding advanced loitering munition and precision-strike Aerodrome capabilities, enabling autonomous target discrimination and next-generation offensive operations. Customers can now turn to a single, trusted partner for the complete air-domain spectrum: aerial intelligence gathering, robust counter-drone defenses, and high-precision offensive UAS capabilities, all designed to protect what matters most,” Irby said.

For more information about the full suite of EagleNXT UAS solutions, or to schedule a demo, visit EagleNXT.com or contact the EagleNXT Media Relations team.

About EagleNXT

EagleNXT is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of Defense’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success of EagleNXT’s investment in ThirdEye Systems or the ThirdEye USA joint venture, the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the most recently filed Annual Report on Form 10-K, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Media Contact

Andy Woodward

+1 (469) 451-2344

Andy.woodward@EagleNXT.com

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Email: UAVS@EagleNXT.com